Exhibit 99.1

CHARLES & COLVARD REPORTS SECOND QUARTER
FISCAL 2019 FINANCIAL RESULTS

- Quarterly Net Sales Surpassed $10 Million Level -

- Significant Sales Growth of 19% Driven by Online Channels and Traditional Retail -

- Profitability Achieved in Consecutive Quarters in FY 2019 with 67% Annual EPS Growth -

- Compelling Gross Margin of 47% Powered by E-commerce and Forever One™ Sales -

- Conference Call with Accompanying Slide Presentation Scheduled Today at 4:30 PM ET -

RESEARCH TRIANGLE PARK, N.C. – February 7, 2019 – Charles & Colvard, Ltd. (Nasdaq: CTHR), the original and leading worldwide source of created moissanite, reported financial results for the quarter ended December 31, 2018 (“second quarter Fiscal 2019”). For the second quarter Fiscal 2019, the Company reported net sales of $10.1 million and net income of $1.2 million, or $0.05 per diluted share.

Suzanne Miglucci, President and CEO of Charles & Colvard, said, “We had a robust quarter with strong revenue growth of 19%, an impressive gross margin level of 47%, positive cash flow and consecutive quarterly profitability. We believe these financial achievements were the result of strategic focus and operational excellence. We applied our learnings from prior holiday seasons and leveraged technology to enhance our e-commerce website, execute more effective marketing campaigns, balance our inventory and offer a seamless customer experience.”

“The revenue growth was driven by strength in both our Online Channels and Traditional segments, which indicates the growing acceptance of our lab-created gemstones. Our proprietary Signature Collection and expanded Forever One™ designs have been very well received in the market and are expanding finished jewelry sales, which had a positive impact on margins. For our brick and mortar presence, we benefited from a broader product selection, better in-store placement, including expanded bridal assortments, and new styles delivered in the quarter that performed well,” Ms. Miglucci continued.

“In terms of long-term strategic growth, we were pleased to see global engagement and increasing brand awareness, even as our international expansion is still in the early stages. International revenues increased 124% to represent 13% of sales, with strong demand from international distributors. Cross border trade, which results from customers outside the U.S. ordering products from our domestic e-commerce site, increased more than 250% as a result of our adoption of a new technology platform enabling streamlined distribution, expanded payment and currency options. We supported this initiative with targeted in-country advertising designed to build brand awareness and demand.”

“As this quarter demonstrates, we are successfully transforming Charles & Colvard into a growing e-commerce company with unique products and an established brand. We are proud of the Company’s track record of executing and delivering results. We are using data-driven strategies and actions that are leading to better margins and improved return on investment. With numerous opportunities for growth and an improving financial position, we believe we are well-positioned for the future,” Ms. Miglucci concluded.

Recent Corporate Highlights

•	Executed on the new strategic retail partnership with Macy’s providing online customers with a curated collection of jewelry featuring Moissanite by Charles & Colvard®;
•	Enhanced the Company’s ability to drive international sales on its U.S.-based e-commerce site, through the implementation of a cross-border trade technology platform that provides a personalized, on-site experience and seamless buying process for customers outside of the U.S.;
•	Generated sales in new international markets using an agile, low-cost approach providing Charles & Colvard created moissanite jewelry on established marketplaces including Amazon sites in Spain, Italy, France, Germany, and Australia, along with Australian sites eBay and Catch;
•	Introduced the availability of Charles & Colvard moissanite jewelry through Google Shopping Actions, which allows consumers to seamlessly search and purchase products across multiple devices; and
•	Expanded Charles & Colvard’s presence with existing retail partners in brick-and-mortar stores with additional bridal, fine and fashion jewelry, and loose gemstones.

Financial Summary for Second Quarter Fiscal 2019
(Quarter Ended December 31, 2018 Compared to Quarter Ended December 31, 2017)

•	Net sales were $10.1 million for the quarter, an increase of 19% compared with $8.5 million in the year-ago quarter.
•	Finished jewelry net sales were $5.2 million for the quarter, an increase of 10% compared with $4.7 million in the year-ago quarter.
•	Loose jewel net sales were $4.9 million for the quarter, an increase of 30% compared with $3.8 million in the year-ago quarter.
•	In the Online Channels segment, which consists of e-commerce outlets including charlesandcolvard.com, third-party online marketplaces, drop-ship and other pure-play, exclusively e-commerce outlets, net sales increased 18% to $5.4 million, or 54% of total net sales for the quarter, compared with $4.6 million, or 54% of total net sales in the year-ago quarter.
•	In the Traditional segment, which consists of wholesale, retail, and historically, television customers, net sales increased 19% to $4.7 million, or 46% of total net sales for the quarter, compared with $3.9 million, or 46% of total net sales in the year-ago quarter.
•	Operating expenses were $3.6 million for the quarter, compared to $3.1 million in the year-ago quarter.
•	Net income for the quarter was $1.2 million, or $0.05 per diluted share, compared with net income of $0.7 million, or $0.03 per diluted share, in the year-ago quarter.

Financial Summary for the First Six Months of Fiscal 2019
(Six Months Ended December 31, 2018 Compared to Six Months Ended December 31, 2017)

•	Net sales were $16.7 million for the six months ended December 31, 2018, an increase of 13% compared with $14.7 million in the year-ago period.
•	Finished jewelry net sales were $7.8 million for the six months ended December 31, 2018, an increase of 13% compared with $6.8 million in the year-ago period.
•	Loose jewel net sales were $9.0 million for the six months ended December 31, 2018, an increase of 14% compared with $7.9 million in the year-ago period.
•	In the Online Channels segment, net sales increased 28% to $8.5 million, or 51% of total net sales for the six months ended December 31, 2018, compared with $6.7 million, or 45% of total net sales in the year-ago period.

•	In the Traditional segment, net sales increased 2% to $8.2 million, or 49% of total net sales for the six months ended December 31, 2018, compared with $8.1 million, or 55% of total net sales in the year-ago period.
•	Operating expenses were $6.5 million for the six months ended December 31, 2018, compared to $6.0 million in the year-ago period.
•	Net income for the six months ended December 31, 2018 was $1.3 million, or $0.06 per diluted share, compared with net income of $0.5 million, or $0.02 per diluted share, in the year-ago period.

Financial Position

Cash, cash equivalents and restricted cash totaled $3.0 million at December 31, 2018, representing an increase of $0.8 million from $2.2 million at September 30, 2018 and a decrease of $0.4 million from $3.4 million at June 30, 2018. The Company had no debt outstanding as of December 31, 2018. Total inventory was $32.8 million at December 31, 2018, compared with $32.8 million at September 30, 2018 and $31.8 million at June 30, 2018.

Investor Conference Call

Shareholders and other interested parties may participate in the upcoming investor conference call by dialing 844-875-6912 (U.S. toll-free) or 412-317-6708 (international) and asking to be connected to the “Charles & Colvard, Ltd. Conference Call” a few minutes before 4:30 p.m. ET on Thursday, February 7, 2019. Please note that there will be an accompanying slide presentation, which will be available in the Investor Relations section of the Charles & Colvard website at http://ir.charlesandcolvard.com/events.

A replay of this conference call will be available until February 14, 2019 at 877-344-7529 (U.S. toll-free) or 412-317-0088 (international). The replay conference ID is 10128080. The call will also be available live and for replay in the Investor Relations section of the Company’s website at http://ir.charlesandcolvard.com/events.

About Charles & Colvard, Ltd.

Charles & Colvard (Nasdaq: CTHR) believes luxury can be beautiful and conscientious. As an e-commerce-driven business, the Company uses innovative technology and sustainable practices to lead a revolution in the jewelry industry. As the original pioneer of lab-created moissanite, a rare gemstone formed from silicon carbide, Charles & Colvard delivers a brilliant product at a revolutionary value that meets the needs of today’s discerning customer. Jewelry consumers seek Charles & Colvard products because of their exceptional quality as well as their environmental and social responsibility. Charles & Colvard was founded in 1995 and is based in the Research Triangle Park, North Carolina. For more information, please visit www.charlesandcolvard.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to our products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, our dependence on consumer awareness, acceptance, and growth of sales of our products resulting from our strategic initiatives; the impact of the execution of our business plans on our liquidity; our ability to fulfill orders on a timely basis; our ability to maintain compliance with The Nasdaq Stock Market’s continued listing requirements; intense competition in the worldwide gemstone and jewelry industry; the financial condition of our major customers and their willingness and ability to market our products; dependence on a limited number of distributor and retail partners in our Traditional segment; dependence on our exclusive supply agreement with Cree, Inc., for the supply of our silicon carbide, or SiC, crystals; general economic and market conditions, including the current economic environment; quality control challenges from time to time that can result in lost revenue and harm to our brands and reputation; the potential impact of seasonality on our business; the impact of natural disasters on our operations; the pricing of precious metals, which is beyond our control; the impact of significant changes in e-commerce opportunities, technology, or models; the risk of a failure of our information technology infrastructure to protect confidential information and prevent security breaches; our current customers’ potential perception of us as a competitor in the finished jewelry business; risks of conducting business in foreign countries; the potential adverse effect of December 2017 U.S. tax legislation; our ability to protect our intellectual property; the potential adverse impact of negative or inaccurate social media commentary; the failure to evaluate, implement, and integrate strategic opportunities; possible adverse effects of governmental regulation and oversight; and the impact of anti-takeover provisions included in our charter documents, in addition to the other risks and uncertainties described in our filings with the Securities and Exchange Commission, or the SEC, including our Transition Report on Form 10-KT for the transition period ended June 30, 2018 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

Contacts:

Clint J. Pete

Chief Financial Officer

919-468-0399

cpete@charlesandcolvard.com

Jenny Kobin

Investor Relations

800-695-0650

Jenny.Kobin@IRAdvisory.com

-Financial Tables Follow-

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
Net sales	$10,139,461	$8,536,982	$16,734,167	$14,745,790
Costs and expenses:
Cost of goods sold	5,346,207	4,926,314	8,959,956	8,409,917
Sales and marketing	2,346,893	2,028,159	3,988,017	3,785,166
General and administrative	1,250,181	1,077,205	2,474,956	2,214,941
Research and development	1,422	81	1,422	570
Total costs and expenses	8,944,703	8,031,759	15,424,351	14,410,594
Income from operations	1,194,758	505,223	1,309,816	335,196
Other (expenses) income:
Interest expense	(352)	(444)	(698)	(449)
Loss on foreign currency	(74)	-	(102)	-
Gain on insurance settlement	-	183,217	-	183,217
Other expense	-	-	(13)	-
Total other (expense) income	(426)	182,773	(813)	182,768
Income before income taxes	1,194,332	687,996	1,309,003	517,964
Income tax expense	(4,767)	(4,507)	(9,534)	(9,014)
Net income	$1,189,565	$683,489	$1,299,469	$508,950

Net income per common share:
Basic	$0.06	$0.03	$0.06	$0.02
Diluted	$0.05	$0.03	$0.06	$0.02

Weighted average number of shares used in computing net income per common share:
Basic	21,468,569	21,222,228	21,461,773	21,193,793
Diluted	21,681,484	21,731,440	21,623,967	21,536,020

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2018 (unaudited)	June 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$2,803,621	$3,393,186
Restricted cash	201,081	-
Accounts receivable, net	2,972,322	1,765,722
Inventory, net	11,318,267	10,979,891
Prepaid expenses and other assets	1,305,119	916,162
Total current assets	18,600,410	17,054,961
Long-term assets:
Inventory, net	21,474,480	20,848,647
Property and equipment, net	1,200,342	1,144,198
Intangible assets, net	89,729	34,833
Other assets	387,165	389,868
Total long-term assets	23,151,716	22,417,546
TOTAL ASSETS	$41,752,126	$39,472,507

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,467,137	$4,170,952
Accrued expenses and other liabilities	1,125,481	618,945
Total current liabilities	5,592,618	4,789,897
Long-term liabilities:
Deferred rent	315,613	393,051
Accrued income taxes	480,660	471,126
Total long-term liabilities	796,273	864,177
Total liabilities	6,388,891	5,654,074

Shareholders’ equity:
Common stock, no par value; 50,000,000 shares authorized; 21,568,069 and 21,705,173 shares issued and outstanding at December 31, 2018 and June 30, 2018, respectively	54,247,296	54,243,816
Additional paid-in capital	15,203,924	14,962,071
Accumulated deficit	(34,087,985)	(35,387,454)
Total shareholders’ equity	35,363,235	33,818,433
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$41,752,126	$39,472,507

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Six Months Ended December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,299,469	$508,950
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	230,013	207,854
Stock-based compensation	243,082	237,396
Provision for (recovery of) collectible accounts	8,056	(1,000)
Provision for sales returns	635,000	67,000
Provision for inventory reserves	52,000	551,000
Provision for accounts receivable discounts	38,788	-
Gain on insurance claim settlement	-	(183,217)
Changes in operating assets and liabilities:
Accounts receivable	(1,888,444)	(1,451,017)
Inventory	(1,016,209)	(2,353,372)
Prepaid expenses and other assets, net	(386,254)	(78,294)
Accounts payable	296,185	601,185
Deferred rent	(77,438)	(69,079)
Accrued income taxes	9,534	9,014
Accrued expenses and other liabilities	506,536	303,741
Net cash used in operating activities	(49,682)	(1,649,839)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(285,377)	(44,757)
Intangible assets	(55,676)	(508)
Net cash used in investing activities	(341,053)	(45,265)

CASH FLOWS FROM FINANCIANG ACTIVITIES:
Stock option exercises	2,251	-
Net cash provided by financing activities	2,251	-

NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(388,484)	(1,695,104)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	3,393,186	6,289,111
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$3,004,702	$4,594,007

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$-	$-
Cash paid during the period for taxes	$-	$-

Reconciliation to Condensed Consolidated Balance Sheets:	December 31, 2018	December 31, 2017
Cash and cash equivalents	$2,803,621	$4,594,007
Restricted cash	201,081	-
CASH, CASH EQUIVALENTS AND RESTRICTED CASH	$3,004,702	$4,594,007